    As filed with the Securities and Exchange Commission on November 4, 2002

                                                      Registration No. 333-80923

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                   POST EFFECTIVE AMENDMENT NO. 1 TO FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                              SMARTIRE SYSTEMS INC.
             (Exact Name of Registrant as Specified in Its Charter)

                     British Columbia, Canada Not Applicable
                (State or Other Jurisdiction of (I.R.S. Employer
               Incorporation or Organization) Identification No.)


                          SUITE 150, 13151 VANIER PLACE
                   RICHMOND, BRITISH COLUMBIA, CANADA, V6V 2J1
                    (Address of Principal Executive Offices)


                  STOCK OPTION AGREEMENTS, MANAGEMENT AGREEMENT
                      AND RELEASE AND SETTLEMENT AGREEMENT
                            (Full title of the Plans)

                                Jeff Finkelstein
                              SMARTIRE SYSTEMS INC.
                          SUITE 150, 13151 VANIER PLACE
                   RICHMOND, BRITISH COLUMBIA, CANADA V6V 2J1
                     (Name and Address of Agent For Service)

                                 (604) 276-9884
          (Telephone Number, Including Area Code, of Agent for Service)

                                Explanatory Note

This Post Effective Amendment No.1 to SmarTire Systems Inc.'s (the "Registrant") Registration Statement on Form S-8 (Registration No. 333-80923) is made for the sole purpose of including the consent of KPMG, the Registrant's independent auditors, as filed as Exhibit 23.1, hereto, as required by Regulation 230.439.

Exhibits

23.1  Consent letter of the auditors dated October 25, 2002

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post Effective Amendment No. 1 to Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in Richmond, British Columbia, on November 4, 2002.

SmarTire Systems Inc.

/s/ Robert Rudman
-----------------------------------------------
Robert Rudman,
President and Chief Executive Officer, Chairman

Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No. 1 to Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature                   Title                      Date
/s/ Robert Rudman           President, Chief           November 4, 2002
--------------------        Executive Officer, and
Robert Rudman               Director
                            (Principal Executive
                            Officer)


/s/ Jeff Finkelstein        Chief Financial Officer    November 4, 2002
--------------------        (Principal Financial
Jeff Finkelstein            Officer and Principal
                            Accounting Officer)


/s/ John Bolegoh            Technical Support Manager  November 4, 2002
--------------------        and Director
John Bolegoh

/s/ Lawrence Becerra        Director                   November 4, 2002
--------------------
Lawrence Becerra

/s/ William Cronin          Director                   November 4, 2002
--------------------
William Cronin

                                  EXHIBIT INDEX


Exhibit No.             Description
-----------             -----------

23.1                    Consent of KPMG LLP